Exhibit 4.1(i)

                                                    April 6, 1994

Oshman's Sporting Goods, Inc.
2302 Maxwell Lane
Houston, Texas  77223

Gentlemen:

Reference is made to the Financing Agreement dated August 31, 1992, (as amended or otherwise modified from time to time, the "Financing Agreement") among J. S. Oshman and Co., Inc., Oshman Sporting Goods Co., Alabama, Oshman Sporting Goods Co., Arizona, Oshman Sporting Goods Co., Arkansas, Oshman Sporting Goods Co., California, Oshman Sporting Goods Co., Florida, Oshman Sporting Goods Co., Georgia, Oshman Sporting Goods Co., Hawaii, Oshman Sporting Goods Co., Louisiana, Oshman Sporting Goods Co., Minnesota, Oshman Sporting Goods Co., Missouri, Oshman Sporting Goods Co., Nevada, Oshman Sporting Goods Co., New Jersey, Oshman Sporting Goods Co., New Mexico, Oshman Sporting Goods Co., New York, Oshman Sporting Goods Co., Ohio, Oshman Sporting Goods Co., Oklahoma, Oshman Sporting Goods Co., Oregon, Oshman Sporting Goods Co., Tennessee, Oshman Sporting Goods Co., Texas, Oshman Sporting Goods Co., Washington, Oshman's Ski Skool, Inc., Oshman's Sporting Goods, Inc.-Services (collectively the "Companies"), and THE CIT GROUP/BUSINESS CREDIT, INC. ("CITBC"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

Effective immediately pursuant to mutual understanding, the Financing Agreement is hereby amended as follows:

1.    Paragraph 9 (Net Worth) of Section 6 of the Financing
Agreement is hereby amended by deleting it in its entirety, and the following is substituted in lieu thereof:


             Date or Period                         Amount
             --------------                         ------

         "   April 30, 1994                         $56,500,000.00
             July 30, 1994                          $56,500,000.00
             October 29, 1994                       $52,500,000.00
             January 28, 1995                       $59,500,000.00
             At all times thereafter                $61,200,000.00"

2.    Paragraph 10(I) (Minimum EBITDA) of Section 6 of the
Financing Agreement is hereby amended by deleting the following:

             "January 28, 1995         Less than $9,000,000.00"

             and substituting the following in lieu thereof:

             "January 28, 1995         Less than $8,500,000.00"


3. Paragraph 12 (Working Capital) of Section 6 of the Financing Agreement is hereby amended by deleting the following:

             "g) For the fiscal quarter ending     $46,700,000.00
                             April 30, 1994

              h) For the fiscal quarter ending     $44,200,000.00
                             July 30, 1994

              i) For the fiscal quarter ending     $37,800,000.00
                             October 29, 1994

              j) For the fiscal quarter ending     $44,200,000.00
                             January 28, 1995

             and substituting the following in lieu thereof:

             "g) For the fiscal quarter ending      $42,750,000.00
                             April 30, 1994

              h) For the fiscal quarter ending      $41,400,000.00
                             July 30, 1994

              i) For the fiscal quarter ending      $35,000,000.00
                             October 29, 1994

              j) For the fiscal quarter ending      $43,000,000.00
                             January 28, 1995

4.    Paragraph 13 (Interest Coverage Ratio) of Section 6 of the
Financing Agreement is hereby amended by deleting the following:

             "g) April 30, 1994        Negative (1.60) to 1
              h) July 30, 1994         Negative (1.25) to 1
              i) October 29, 1994      Negative (.95) to 1
              j) January 28, 1995      2.20 to 1"

             and substituting the following in lieu thereof:

             "g) April 30, 1994        No Test
              h) July 30, 1994         No Test
              i) October 29, 1994      No Test
              j) January 28, 1995      2.00 to 1"

5.    Paragraph 15 (Leverage Ratio) of Section 6 of the Financing
Agreement is hereby amended by deleting the following:

             "April 30, 1994           1.50 to 1"

             and substituting the following in lieu thereof:

             "April 30, 1994           1.60 to 1"

Except as otherwise specifically provided herein, no other change in any of the terms or provisions of the Financing Agreement is intended or implied. If the foregoing is in accordance with your understanding, please sign and return to us the enclosed copy of this letter to so indicate.

                                       Very truly yours,

                            THE CIT GROUP/BUSINESS CREDIT, INC.



                            By: _______________________________
                                       Title:

Read and Agreed to:

J.S. OSHMAN AND CO., INC.
OSHMAN SPORTING GOODS CO., ALABAMA
OSHMAN SPORTING GOODS CO., ARIZONA
OSHMAN SPORTING GOODS CO., ARKANSAS
OSHMAN SPORTING GOODS CO., CALIFORNIA
OSHMAN SPORTING GOODS CO., FLORIDA
OSHMAN SPORTING GOODS CO., GEORGIA
OSHMAN SPORTING GOODS CO., HAWAII
OSHMAN SPORTING GOODS CO., LOUISIANA
OSHMAN SPORTING GOODS CO., MINNESOTA
OSHMAN SPORTING GOODS CO., MISSOURI
OSHMAN SPORTING GOODS CO., NEVADA
OSHMAN SPORTING GOODS CO., NEW JERSEY
OSHMAN SPORTING GOODS CO., NEW MEXICO
OSHMAN SPORTING GOODS CO., NEW YORK
OSHMAN SPORTING GOODS CO., OHIO
OSHMAN SPORTING GOODS CO., OKLAHOMA
OSHMAN SPORTING GOODS CO., OREGON
OSHMAN SPORTING GOODS CO., TENNESSEE
OSHMAN SPORTING GOODS CO., TEXAS
OSHMAN SPORTING GOODS CO., WASHINGTON
OSHMAN'S SKI SKOOL, INC.
OSHMAN SPORTING GOODS, INC.-SERVICES


By: _______________________________
      Title: